EXHIBIT 10.7

SHAREHOLDERS’ AGREEMENT

by and among

ELLIS YAN

SOLOMON YAN

THE LILLIAN YAN IRREVOCABLE STOCK TRUST

and

TCP INTERNATIONAL HOLDINGS LTD.

Dated: As of March 21, 2012

SHAREHOLDERS AGREEMENT

THIS SHAREHOLDERS AGREEMENT (the “Agreement”) made as of this 21st day of March, 2012, by and among TCP International Holdings Ltd., a Switzerland corporation (the “Corporation”), Ellis Yan, Solomon Yan and The Lillian Yan Irrevocable Stock Trust (the “Trust”, and together with Ellis Yan and Solomon Yan the “Shareholders”).

W I T N E S S E T H:

WHEREAS, the Corporation is seeking to register its common shares with the U.S. Securities and Exchange Commission on Form F-1 for the purpose of effecting an initial public offering (the “Registration”);

WHEREAS, the Corporation intends to list its common shares on the NASDAQ Global Select or a similar exchange (“Exchange”);

WHEREAS, following the Registration the Corporation should be considered a “controlled company” under applicable rules of Exchange;

WHEREAS, it is a condition to Shareholder’s willingness to approve the Registration that the parties hereto enter into and perform their respective obligations under this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and obligations contained herein, the parties hereto agree as follows:

1. Binding Nature. Each of the Shareholders, on behalf of himself, his heirs, executors, administrators, personal representatives and permitted assigns, acknowledges and agrees that any Shares (defined below) registered in his name or beneficially owned or voted by him, her or it but held in the name of any other person, shall be subject to, and disposed of, only in accordance with this Agreement. For purposes hereof, the term “Shares” shall mean all common shares of the Corporation now owned or hereafter acquired by a Shareholder, including by reason of acquisition, transfer, stock split, stock dividend, merger, reclassification, consolidation or other similar event.

2. Board Composition and Voting Matters.

(a) Board Composition. Each Shareholder, as long as the aggregate number of common shares owned by the Shareholders represents a majority of the issued and outstanding common shares of the Corporation, agrees to vote all of his, her or its common shares in the Corporation (whether now owned or hereafter acquired or which Shareholder may be empowered to vote), from time to time and at all times, in whatever manner shall be necessary to ensure that at such shareholders meeting at which an election of directors is held or pursuant to any written consent of the shareholders, the following persons shall be elected to the Board of Directors (the “Board”):

(i) Ellis Yan or his Permitted Assigns (as hereinafter defined) as long as he or his Permitted Assigns owns common shares shall be entitled to designate one director of the Board, which shall be initially Ellis Yan;

(ii) Solomon Yan or his Permitted Assigns (as hereinafter defined) as long as he or his Permitted Assigns owns common shares shall be entitled to designate one director of the Board, which shall be initially Solomon Yan; and

(iii) In addition to the directors designated pursuant to Sections 2(a)(i) and (ii), each of the Shareholders hereby agrees to vote their Shares in favor of any other director nominees approved by Ellis Yan.

(b) Director Qualifications. Each of the directors designated by a Shareholder pursuant to the provisions of this Section 2 and any director approved by Ellis Yan as provided in Section 2(a)(iii) must meet the qualifications for Board Members established by the Corporation, if any.

(c) Removal of Board Members. Each Shareholder also agrees to vote all of his, her, or its common shares from time to time and at all times, in whatever manner as shall be necessary to ensure that (i) no director elected pursuant to Section 2(a) may be removed from office unless such removal is approved by the Shareholder entitled to designate such director, and (ii) any vacancies created by resignation, removal or death of a director elected pursuant to Section 2(a) shall be filled by the Shareholder entitled to designate such Director. All Shareholders agree to execute any written consents required to effectuate the obligations of this Agreement.

3. Restrictions on Transfer. Except pursuant to a Permitted Transfer (as defined below) or as otherwise provided in this Agreement, a Shareholder shall not at any time donate, hypothecate, pledge, transfer, sell, assign or otherwise dispose or distribute his, her or its Shares in any manner whatsoever (each such event being hereinafter referred to as a “Transfer”). In the event of an attempted Transfer of Shares by a Shareholder not in accordance with the terms of this Agreement, such attempted action shall be null and void and of no force and effect. For purposes hereof, a “Permitted Transfer” shall mean (i) a Transfer to the Corporation, (ii) a Transfer pursuant to applicable laws of descent and distribution, or (iii) a Transfer to a Permitted Assign; provided, however that prior to any Permitted Transfer (other than a Transfer to the Corporation) the transferee agrees in writing to be bound by the applicable terms and conditions of this Agreement. For purposes hereof, “Permitted Assigns” shall mean:

(a) A Shareholder who is a natural person may transfer all or any portion of such Shareholder’s stock by gift, sale, will, intestacy or otherwise, to one or more members of such Shareholder’s family, to a trust substantially for the benefit of such Shareholder and/or one or more members of such Shareholder’s family, to one or more beneficiaries of any trust that is or was a Shareholder, to a corporation of which such Shareholder and/or such Shareholder’s family and/or family trust are the majority shareholders or to a partnership or limited liability company in which such Shareholder and/or such Shareholder’s family holds the controlling interest.

(b) A Shareholder that is a partnership, corporation, limited liability company, trust or similar entity (each, an “Entity”) may transfer all or any portion of such Entity Units to (i) one or more partners, shareholders, members, beneficiaries or similar owners of or investors in such Entity (each, an “Entity Owner”), (ii) any member of an affiliated group of corporations within the meaning of Section 1504 of the Code that includes such Entity, (iii) a trust substantially for the benefit of (x) one or more Entity Owners or (y) one or more members of the family of the Entity Owner or (iv) a successor entity upon a sale of substantially all of the assets of such Entity.

(c) As used in this Agreement, “family” shall mean and include only the spouse, issue (whether natural or adopted), sibling or parent of a Shareholder. Notwithstanding any provision of this Section 3 to the contrary, no Transfer shall be permitted under this Section 3 to or for the benefit of a separated or divorced spouse by agreement, court order or otherwise. Any transfer or disposition of stock made pursuant to this Section 3 shall be made only in such manner as to provide control of such stock by a competent legal entity or adult, and so as not to vest control of any stock in any minor or other legally incompetent person.

4. Right of First Refusal.

(a)    (i) Except as otherwise permitted by Section 3 hereof no Shareholder may transfer any common shares unless the Shareholder desiring to make the Transfer (the “Transferor”) first obtains a bona fide written offer from a third party to purchase all, or portion, of such Shareholder’s common shares or intends to sell such stock in the public market and first offers to sell such stock (the “Offered Interest”) to the other Shareholders in accordance with this Section 4. The bona fide offer must state (x) the name and address, (y) the consideration that will be received by the Transferor for the transfer and (z) the payment terms of the consideration and other material terms and conditions of the proposed transfer.

(ii) Within ten (10) days of the receipt of the bona fide offer, the Transferor shall furnish the other Shareholders with a copy of such offer or the average trading price of the common shares of the Corporation for the previous 7 days as reported on the exchange that such common shares are trading. Within thirty (30) days of the receipt of the offer, the other Shareholders may elect to purchase all, but not less than all, of the Offered Interest on a proportional basis on the same terms and conditions set forth in the bona fide offer or on the terms set forth in the notice with respect to a sale in the public market, exercisable by delivery of written notice to the Transferor.

(iii) In the event the Shareholders elect to purchase all of the Offered Interest, the closing of the purchase will take place on the first business day following the end of a period forty-five (45) days after exercise of the Shareholders’ option to purchase by delivery of the last written notice thereof to the Transferor, or on such other date as mutually agreed upon by the parties.

(iv) In the event the other Shareholders do not elect to purchase all of the Offered Interest, the Transferor may transfer the Offered Interest to the transferee named in, and on the terms and conditions set forth in, the notice, subject to the limitations of this Section 4 or in the public market. If the Transferor fails to conclude such sale of the Offered Interest within fifteen (15) days thereafter, the Offered Interest will again become subject to all of the restrictions of this Section 4.

(b)    No Transfer or assignment pursuant to Section 4(a) hereof shall be effective unless and until the assignor, upon the reasonable request of the Shareholder, in its discretion, provides the Company with an opinion of counsel, which opinion and counsel will be reasonably satisfactory to Shareholder, to the effect that the transfer will be exempt from all applicable registration requirements and that such transfer will not violate any applicable laws regulating the transfer of securities.

5.     Reclassifications; Stock Splits. In the event that any Shares should, as a result of a stock split, stock dividend, combination of shares or any other change or exchange for other securities by reclassification, redesignation, recapitalization, distribution to shareholders or combination of shares be increased or decreased or changed into or exchanged for a different number or kind of shares of capital stock or other securities of the Corporation, the terms and provisions of this Agreement shall apply to all of the capital stock and other securities of any class of the Corporation now owned or that may be issued hereafter to any Shareholder in consequence of such event and the Shares shall be adjusted to give effect to such event.

6.     Judgments, Bankruptcy and Other Involuntary Transfers. If (i) all or any part of the Shares held by a Shareholder shall become the subject of an order or judgment of any court of competent jurisdiction (including, but not limited to, any divorce property settlement order or order for sale in satisfaction of judgment) or (ii) if such Shareholder files a voluntary petition in bankruptcy or has filed against him an involuntary petition in bankruptcy or (iii) the Shares held by such Shareholder shall otherwise become subject to the control of any trustee or conservator or person exercising similar powers, or have a lien imposed upon it from any source whatsoever, and in the case of any involuntary proceeding is not dismissed within forty-five days (each of (i), (ii) and (iii) is hereinafter referred to as an “Involuntary Transfer”) then (A) such Shareholder and/or the holder or possessor of such Shares or lien thereon (collectively, the “Holder”) shall immediately give notice thereof to the Corporation, and (B) the Holder shall be deemed a Shareholder and subject to the provisions of this Agreement.

7.     Restrictive Legend. There shall be written or stamped on each of the certificates of Shares held by a Shareholder, if any certificates exist, to the extent permitted under Swiss law, and of each certificate for additional Shares which may be issued by the Corporation to a Shareholder or any third parties who may become subject to the terms of this Agreement, a reference to this Agreement, in substantially the following language:

“This certificate and the shares represented hereby are held subject to the terms, covenants and conditions of a certain Shareholders’ Agreement dated as of March 21, 2012 by and between the Corporation and the Shareholders, as may be amended, and may not be transferred except in accordance with the terms and provisions thereof.”

8.     Termination. This Agreement shall terminate (but not as to any obligations of the parties hereto existing at the time of such termination, all of which shall survive any such termination) automatically upon the voluntary written agreement of all of the parties hereto or if the Shares owned by the Shareholders (and their Permitted Assigns) ceases to represent a majority of the issued and outstanding common shares of the Corporation.

9.     Miscellaneous.

(a) Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any of the parties hereto, except as expressly provided herein.

(b) Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon actual receipt if personally delivered or sent by telecopy, (ii) three (3) days after posting, if sent by certified or registered mail, return receipt requested, with first class postage prepaid, or (iii) the next day following deposit with a reputable overnight delivery service providing a receipt against delivery, delivery charges prepaid, in each case to (A) in the case of a Shareholder at his address set forth on the signature page hereto, (B) in the case of the Corporation, at its address set forth on the signature page hereto, Attention: President or (C) to such other person or place as a party shall furnish to the other parties in writing, such notice of change to be effective on1y upon actual receipt.

(c) Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall constitute one and the same instrument. Any person who becomes a shareholder of the Corporation after the date of this Agreement shall be added as a party to this Agreement by way of a joinder agreement or counterpart signature page hereto and in such capacity as determined by the Corporation.

(d) Entire Agreement; Modification. This Agreement constitutes the entire agreement between parties hereto, and supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof. This Agreement may not be changed or terminated orally, and no attempted change, termination or waiver of any of the provisions hereof shall be binding unless in writing and signed by all of the parties hereto affected thereby.

(e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Any person acquiring an interest in Shares subject to the provisions of this Agreement shall, (a) by acquiring such interest, become and be deemed to be a party to this Agreement and deemed a “Shareholder” within the meaning of this Agreement and be bound by all of the provisions hereof and (b) execute such documents to effectuate the foregoing as the Corporation may reasonably require.

(f) Section Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(g) Governing Law. This Agreement shall be governed by, and interpreted and enforced in accordance with the laws of Switzerland without giving effect to any choice or conflict of law provision or rule (whether of Switzerland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Switzerland.

(h) Further Assurances. The Corporation and each of the other parties hereto shall take such actions and execute such documents and instruments as may be reasonably required in order to effectuate the provisions hereof.

(i) Waiver. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. All remedies afforded in this Agreement shall be taken and construed as cumulative and in addition to every other remedy provided herein or by law.

(j) Independent Counsel; Construction. Each party hereto acknowledges that this Agreement was drafted by counsel to the Corporation and that such party has been advised, and has had the opportunity, to consult with his own counsel in the drafting and negotiation of and entering into this Agreement. The parties hereto further acknowledge and agree that each party and its counsel have had the opportunity to negotiate and review this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.

(k) Severability. The invalidity or unenforceability of any provision hereof or of the application of any provision hereof to any circumstances shall in no way affect the validity or enforceability of any other provision or the application of such provision to any other circumstances.

(l) Gender and Number; “Person”; “Affiliate”. For purposes of this Agreement, words importing a particular gender shall mean and include every other gender and words importing the singular shall include the plural, and vice versa. All references herein to a “person” “(whether or not such term is capitalized) shall be deemed to include any individual, corporation, partnership, limited liability company, association, governmental authority or body or any other entity however constituted. As used herein their term “affiliate” shall mean, with respect to any person, any other person controlling, controlled by or under common control with such person, with the term “control” meaning the power to direct or control the management, policies or activities of any person, whether by virtue of family relationship, equity ownership or otherwise, and any person holding more than 50% of the voting power represented by the outstanding voting securities of any entity shall be deemed to control such entity.

(Signatures begin on next page. Remainder of page intentionally left blank)

IN WITNESS WHEREOF, the parties hereto have executed this Shareholders Agreement as of the day and year first written above.

/s/ Ellis Yan
Ellis Yan

/s/ Solomon Yan
Solomon Yan

THE LILLIAN YAN IRREVOCABLE STOCK TRUST

By:	/s/ Ira Kaplan
Ira Kaplan, Trustee

By:	/s/ Valarie Campbell
Valarie Campbell, Trustee

TCP INTERNATIONAL HOLDINGS LTD.

By:	/s/ Ellis Yan
Ellis Yan, Chief Executive Officer